================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                               MAZEL STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[MAZEL STORES, INC. LOGO]                                      31000 AURORA ROAD
                                                               SOLON, OHIO 44139
                                                                  (440) 248-5200
                                                              FAX (440) 349-4056



                                  July 30, 2001



Dear Fellow Shareholder:


       It is a pleasure to extend to you a cordial invitation to attend the 2001 Annual Meeting of Shareholders of Mazel Stores, Inc. This year's annual meeting will be held at Mazel Stores, Inc. offices at 200 Helen Street, South Plainfield, New Jersey, 07080, on Wednesday, September 5, 2001 at 9:00 a.m.

       Shareholders will be asked to approve the election of Directors and to ratify the appointment of auditors. Following the meeting, management will be pleased to answer your questions regarding the Company. Please carefully review the enclosed Proxy Statement.

       I hope you will be able to attend this meeting in person. Whether or not you expect to attend, I urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

       I look forward to seeing you on September 5th.


                                        Sincerely,


                                        /s/ Peter J. Hayes

                                        Peter J. Hayes,
                                        Chief Executive Officer

                               MAZEL STORES, INC.
                                31000 Aurora Road
                                Solon, Ohio 44139


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 5, 2001



       The Annual Meeting of Shareholders of Mazel Stores, Inc., an Ohio corporation (the "Company"), will be held at Mazel Stores, Inc. at the Company's offices at 200 Helen Street, South Plainfield, New Jersey, 07080, on Wednesday, September 5, 2001 at 9:00 a.m.

       The purposes of the meeting will be to:

              1.     Elect three Directors for a term expiring in 2004.

              2. Ratify the appointment of KPMG LLP as auditors of the Company for the fiscal year ending February 2, 2002.

              3. Transact such other business as is properly brought before the meeting.

       Only holders of shares of Common Stock of record at the close of business on July 23, 2001 will be entitled to notice of and to vote at the meeting. A list of such shareholders will be open for examination by any shareholder at the meeting.

       ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                                        By Order of the Board of Directors

                                        Marc H. Morgenstern
                                        Secretary

Cleveland, Ohio
July 30, 2001

                               MAZEL STORES, INC.
                                31000 AURORA ROAD
                                SOLON, OHIO 44139

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


                    SOLICITATION AND REVOCABILITY OF PROXIES

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mazel Stores, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Annual Meeting"). It is anticipated that the Proxy Statement together with the proxy card and the fiscal 2000 Annual Report to Shareholders will be mailed to the Company's shareholders commencing on July 30, 2001.

       Pursuant to the Ohio General Corporation Law, a person has the power to revoke its proxy at any time before it is exercised by (1) attending the Annual Meeting and voting in person, (2) executing and delivering a proxy bearing a later date, or (3) delivering written notice of revocation to the Secretary of the Company prior to the Annual Meeting.

       The Company will bear the cost of this solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's shares of Common Stock (the "Common Shares"). In addition, proxies may be solicited by mail, personal interview, or telephone by Directors, officers or employees of the Company and its subsidiaries without additional compensation therefor.


                           PURPOSES OF ANNUAL MEETING

       The Annual Meeting has been called for the purposes of (1) electing three
(3) Directors of the class whose three-year term of office will expire in 2004;
(2) ratifying the appointment of KPMG LLP as auditors of the Company for fiscal 2001; and (3) transacting such other business as may properly come before the meeting.

       The person named in the enclosed proxy has been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' proxies. He has indicated that, unless otherwise indicated in the enclosed proxy, he intends to vote for the election of the Director nominees named herein and in favor of the proposal listed in Item 2 above.

                                VOTING SECURITIES

       The close of business on July 23, 2001 has been fixed as the record date for the determination of holders of record of the Common Shares of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 9,117,093 Common Shares were outstanding and eligible to be voted at the Annual Meeting. A quorum for the transaction of business at the Annual Meeting is a majority of the outstanding Common Shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting. The election of Directors and the proposal to ratify the appointment of auditors require approval only by a plurality of the votes cast. As a consequence, abstentions and broker non-votes will not be counted in determining the outcome of the vote with respect to election of Directors or appointment of the auditors.


                  INFORMATION REGARDING THE BOARD OF DIRECTORS

GENERAL

       The business of the Company is managed under the direction of the Company's Board of Directors. The number of Directors is currently fixed at 10. The Company's Amended and Restated Code of Regulations ("Code of Regulations") divides the Board of Directors into three classes of three or four Directors each. The Directors serve staggered terms of three years, with the members of one class being elected each year, as follows: (i) Charles Bilezikian, Brady Churches, and Robert Horne serve until the 2001 Annual Meeting; (ii) Reuven D. Dessler, Mark J. Miller, William A. Shenk, and Ned L. Sherwood serve until the 2002 Annual Meeting; and (iii) Peter J. Hayes, Jacob Koval, and Jerry Sommers serve until the 2003 Annual Meeting, and in each case until their respective successors are elected and qualified.

       The Board of Directors has established two standing committees: an Audit Committee and Compensation Committee.

       Audit Committee. The committee is chaired by Mr. Sherwood, operates pursuant to a written charter (a copy of which is attached as Appendix A to this Proxy Statement), and is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors, KPMG LLP. Each committee member is an "Independent Director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2000 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from KPMG LLP and discussed that firm's independence with representatives of the firm.

       Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management and the Company's independent auditors, the

Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended February 3, 2001 in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                               Ned L. Sherwood, Chairman
                               Phillip Cohen
                               Charles Bilezikian

       Compensation Committee. The Compensation Committee has the authority to:
(i) administer the Company's stock option plan and restricted stock plan; (ii) review and monitor key employee compensation and benefits policies; and (iii) administer the Company's management compensation plans. The Compensation Committee consists of Messrs. Horne, Miller and Shenk.

       The Board of Directors of the Company held seven meetings in fiscal 2000; whereas the Audit and Compensation Committees each held one meeting during the year. All Directors attended at least 75% of the Board and applicable committee meetings held during fiscal 2000. In addition to holding regular Board and committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

COMPENSATION OF DIRECTORS

       The Company pays each outside Director a fee of $15,000 for attendance at four meetings per year, together with reimbursement of out-of-pocket expenses incurred in connection with the Directors' attendance at such meetings. In addition, each outside Director receives $1,500 per meeting for each meeting attended in excess of four per year. No additional compensation is to be paid for committee meetings held on the same day as a Board of Directors' meeting. Officers of the Company who are also Directors will receive no additional compensation for serving as Directors.

       Each outside Director of the Company, upon their initial election as a Director, received a stock option to purchase 15,000 Common Shares at the time of their election to the Board. Director options vest ratably over a period of five years and expire ten years from date of grant.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

       The Board of Directors has nominated Charles Bilezikian, Brady Churches, and Robert Horne, the Directors whose terms of office expire this year, to stand for re-election as Directors. The three-year term will end upon the election of Directors at the 2004 Annual Meeting of Shareholders.

       At the Annual Meeting, the Common Shares represented by valid proxies, unless otherwise specified, will be voted to re-elect the Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

       The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees.


                                               PRINCIPAL OCCUPATION PAST FIVE YEARS,                         DIRECTOR
NAME OF DIRECTOR              AGE                       OTHER DIRECTORSHIPS                                   SINCE
----------------              ---                       -------------------                                   -----
                                               NOMINEES FOR TERM EXPIRING IN 2004

Charles Bilezikian            64            President of Christmas Tree Shops, Inc., a New                    1997
                                            England-based specialty retailer of housewares and
                                            gourmet foods since 1971.

Brady Churches                42            President of the Company since November 1996                      1996
                                            having served as President - Retail from
                                            August 1995 until such date.

Robert Horne                  42            Principal of ZS Fund L.P., a private investment firm,             1996
                                            for over five years.


                                               DIRECTORS WHOSE TERM EXPIRES IN 2002

Reuven D. Dessler             53            Chairman of the Board of the Company since November               1996
                                            1996 and its Chief Executive Officer from November 1996
                                            to May 2001. Mr. Dessler co-founded the Company in 1975
                                            and served as its President until November 1996.

Mark Miller                   48            President of RedTagBiz.com and Chief Merchandising                1999
                                            Officer of Boom Buy, Inc. since 2000. Previously, Mr.
                                            Miller held senior management positions for Value City
                                            Department Stores,


                                            Consolidated Stores Corporation, and MacFrugal's
                                            Bargain Closeout's Inc.

William A. Shenk              58            A private investor. Mr. Shenk served as an attorney               2001
                                            in Columbus and Atlanta, and previously as Vice
                                            President and General Counsel for Consolidated Stores
                                            Corporation.

Ned L.  Sherwood              51            Principal of ZS Fund L.P., a private investment firm,             1996
                                            for over five years.


                                               DIRECTORS WHOSE TERM EXPIRES IN 2003

Peter J. Hayes                58            Chief Executive Officer of the Company since May                  2001
                                            2001. From October 1999 until May 2001, Mr. Hayes
                                            was President of Sales of RetailExchange.com, Inc.,
                                            an internet B2B exchange; and from September 1995 to
                                            October 1999, he was President and founder of Lemax
                                            Hong Kong Ltd., a manufacturer and importer of
                                            household ceramic products and citronella candles.

Jacob Koval                   53            Executive Vice President - Wholesale of the Company from          1996
                                            November 1996 to June 2001. Mr. Koval co-founded the
                                            Company in 1975.

Jerry Sommers                 50            Executive Vice President - Retail of the Company for              1996
                                            over five years.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

       The following table sets forth certain current information with respect to the beneficial ownership of the Common Shares as of June 30, 2001. Unless otherwise indicated below, the persons named below have the sole voting and investment power with respect to the number of shares set forth opposite their names. All information with respect to beneficial ownership has been furnished by the respective Director, officer or 5% or greater shareholder, as the case may be.


  Names and, where necessary,                                   Number of Shares
Addresses of Beneficial Owners                                 Beneficially Owned          Percentage
------------------------------                                 ------------------          ----------
ZS Fund L.P. ......................................                2,750,383  (1)             28.9%
     54 Morris Lane, Scarsdale, NY 10583
Ned L. Sherwood ...................................                2,762,383  (2)             29.0
     54 Morris Lane, Scarsdale, NY 10583
Robert Horne ......................................                2,762,383  (2)             29.0
     54 Morris Lane, Scarsdale, NY 10583
Mazel/D&K, Inc.....................................                2,058,105  (3)             21.6
     31000 Aurora Road, Solon, Ohio 44139
Reuven D. Dessler..................................                1,631,555  (4)             17.1
     31000 Aurora Road, Solon, Ohio 44139
Jacob Koval........................................                  833,037  (5)              8.8
     31000 Aurora Road, Solon, Ohio 44139
Dimensional Fund Advisors, Inc.....................                  712,300                   7.5
     1299 Ocean Avenue, Santa Monica, CA 90401
William Shenk......................................                  631,758                   6.6
     3925 Gaffney Court, San Diego, CA 92130
Westport Asset Management..........................                  600,290                   6.3
     253 Riverside Avenue, Westport, CT  06880
Jerry Sommers......................................                  385,876  (6)              4.1
Brady Churches ....................................                  378,404  (7)              4.0
Susan Atkinson.....................................                   14,805                   *
Charles Bilezikian.................................                   27,000  (8)              *
Mark Miller........................................                    3,000  (9)              *
Peter J. Hayes.....................................                        0                   *

All Current Directors and                                          6,679,818 (10)             70.8
     Executive Officers of the Company (11 Persons)

* Less than one percent.

(1) The shares beneficially owned by ZS Fund L.P. include 1,992,001 shares held by ZS Mazel L.P., 453,767 shares held by ZS Mazel II L.P., and 304,615 shares held by ZS Mazel, Inc. Messrs. Horne and Sherwood are officers of ZS Fund L.P.
(2) Includes the shares beneficially owned by ZS Fund L.P. as officers and/or equity owners of the entities holding such shares. Messrs. Sherwood and Horne have voting power with respect to such shares. Except to the extent of their equity interests in the entities holding such shares, Messrs. Sherwood and Horne disclaim beneficial ownership in such shares. Also includes 12,000 shares each subject to options currently exercisable or exercisable within 60 days hereof.
(3) Mazel/D&K, Inc. is a corporation owned by Messrs. Dessler and Koval and members of their families. Messrs. Dessler and Koval are the Directors and officers of Mazel/D&K, Inc.
(4) Includes 1,372,304 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Dessler and family members and 70,800 shares subject to options currently exercisable or exercisable within 60 days hereof.
(5) Includes 685,801 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Koval and family members and 30,120 shares subject to options currently exercisable or exercisable within 60 days hereof.
(6) Includes 93,600 shares subject to options currently exercisable or exercisable within 60 days hereof.
(7) Includes 84,400 shares subject to options currently exercisable or exercisable within 60 days hereof.
(8) Includes 12,000 shares subject to options currently exercisable or exercisable within 60 days hereof.
(9) Includes 3,000 shares subject to options currently exercisable or exercisable within 60 days hereof.
(10) Includes 317,920 shares subject to options currently exercisable or exercisable within 60 days hereof.

                        EXECUTIVE OFFICERS' COMPENSATION

       The following table sets forth certain information with respect to the compensation earned during the fiscal years ended February 3, 2001, January 29, 2000, and January 30, 1999 respectively, by the Chief Executive Officer and certain other named executive officers of the Company:

SUMMARY COMPENSATION TABLE


     Name and                     Fiscal             Annual Compensation              Option            All Other
Principal Position                 Year              Salary        Bonus             Awards(#)        Compensation
------------------                 ----              -------       -----             ---------        ------------
Reuven D. Dessler                  2000            $ 491,394      $   -               54,000            $ 1,962
Chief Executive Officer            1999              466,220       187,451              -                 1,334
                                   1998              458,945          -                 -                 1,231

Brady Churches                     2000              441,252          -               22,000              1,703
President                          1999              401,293                            -                 2,998
                                   1998              394,531       104,438              -                 2,677
                                                                      -
Jacob Koval                        2000              267,676          -               30,600                441
Executive Vice President -         1999              247,456        75,182              -                   897
Wholesale                          1998              246,088          -                 -                   890

Jerry Sommers                      2000              327,950          -               23,000                904
Executive Vice President -         1999              299,139        78,440              -                 2,244
Retail                             1998              290,952          -               15,000              1,999

Susan Atkinson                     2000              215,144          -               20,500                 32
Senior Vice President -            1999              208,741        32,200              -                   520
Chief Financial Officer and        1998              150,337          -               10,000              1,128
Treasurer

STOCK OPTION GRANTS IN FISCAL 2000

       There following were stock option grants by the Company to executive officers during the fiscal year ended February 3, 2001.


                               Number of       % of Total                                                 (c)
                               Securities        Options                                     Potential Realizable Value at
                               Underlying      Granted to       Exercise or                  Assumed Annual Rates of Stock
                                Options         Employees       Base Price   Expiration    Price Appreciation for Option Term
             Name             Granted (#)    In Fiscal 2000      ($/Share)       Date          5% ($)            10% ($)
             ----             -----------    --------------     -----------      ----          ------            -------
       Reuven Dessler           54,000 (a)        9.8             $9.25        03-14-10        $107,645         $231,818
       Brady Churches           22,000 (a)        4.0              9.25        03-14-10          43,856           94,444
       Jacob Koval              30,600 (a)        5.6              9.25        03-14-10          96,264          218,390
       Jerry Sommers            23,000 (a)        4.2              9.25        03-14-10         133,797          339,069
       Sue Atkinson             10,500 (a)        1.9              9.25        03-14-10          61,081          154,792
                                10,000 (b)        1.8              2.50        12-21-10          15,722           39,844

(a) Options are exercisable upon vesting 20% each year, commencing in March, 2001.
(b) Options are exercisable upon vesting 50% commencing in December, 2001, and 10% for each year thereafter.
(c) The potential realizable value that might be recognized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation over the term of the option. Shareholders of the Company, as a group, would realize $9,354,208 and $23,705,399 at assumed annual rates of appreciation of 5% and 10%, respectively, over the ten-year life of the options. There can be no assurance that the amounts reflected in this table will be achieved.


  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

       The following table summarizes the fiscal year-end value of unexercised options for each of the executive officers identified in the Summary Compensation Table. No options were exercised by any executive officer in fiscal 2000.


                                    Number of Securities                 Value of Unexercised
                               Underlying Unexercised Options            In-the-Money Options
                                   at February 3, 2001 (#)             at February 2, 2001 ($)(1)
                               ------------------------------          --------------------------

      Name                    Exercisable        Unexercisable        Exercisable     Unexercisable
      ----                    -----------        -------------        -----------     -------------
   Reuven Dessler               60,000              69,000              $ 0               $ 0

   Brady Churches               80,000              42,000                0                 0

   Jacob Koval                  24,000              36,600                0                 0

   Jerry Sommers                86,000              52,000                0                 0

   Susan Atkinson               28,000              32,500                0                 0

(1) The closing price of Mazel Stores, Inc. Common Shares on February 2, 2001, the last trading day prior to the fiscal year end, was $2.50.

                             EMPLOYMENT ARRANGEMENTS

       Peter J. Hayes entered into a three-year employment agreement effective May 7, 2001 providing him an annual base salary of $550,000 (subject to annual cost of living adjustments). Mr. Hayes is entitled to receive an annual bonus of up to $250,000 per year, subject to the Company achieving pre-determined annual performance target, with a minimum fiscal 2001 bonus of $100,000. Under the employment agreement, Mr. Hayes received ten-year stock options for 500,000 Common Shares at an exercise price of $2.60; the options vest in 20% annual increments commencing May 2002. Mr. Hayes is entitled to one year's salary in the event of his termination without cause. He is also receiving $55,000 to cover the relocation costs of his family.

       Brady Churches has an employment agreement terminating on August 31, 2003 providing him a current annual base salary of $513,161 (subject to annual cost-of-living adjustments). Mr. Churches is entitled to receive an annual bonus up to 50.0% of his annual base salary, subject to the Company achieving pre-determined annual performance targets. Under his agreement, Mr. Churches is entitled to two-years' salary and bonus in the event of termination of his employment without cause or in the event he elects to terminate employment following a change in control.

       Jerry Sommers has an employment agreement terminating on August 31, 2003 providing him a current annual base salary of $384,871 (subject to annual cost-of-living adjustments). Mr. Sommers is entitled to receive an annual bonus up to 50.0% of his annual base salary, subject to the Company achieving pre-determined annual performance targets. Mr. Sommers is entitled to receive two-years' salary and bonus in the event of termination of his employment without cause or in the event he elects to terminate employment following a change in control.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Act of 1934 requires the Company's Directors, executive officers and persons who own 10% or more of the Company's Common Shares to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Company. Based upon a review of these filings and written representations from such individuals, the Company understands that all such filers have adhered to all applicable filing requirements.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors is generally responsible for determining the nature and amount of compensation for executive officers. All decisions by the Compensation Committee are reviewed and approved by the full Board of Directors. The Compensation Committee met once in fiscal 2000.

       The Company's compensation philosophy ties a significant portion of executive compensation to the Company's success in meeting specified profit growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interests through equity-based plans.

       The Company's executive compensation consists of three key components: base salary, annual bonus and stock options and restricted stock awards, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives.

       BASE SALARY. The Company has historically had employment agreements with each of the Company's executive officers. These agreements set forth annual salaries for the executives that were established through negotiations with the officers, giving consideration to the salaries of executives of other growth retailers of similar size. New agreements were negotiated for Messrs. Churches and Sommers during fiscal 2000.

       ANNUAL BONUS. The Company has established a management incentive bonus plan that bases an executive's annual bonus on specified profit growth and performance goals and to appreciation in the Company's stock price established by the Compensation Committee at the beginning of the fiscal year. The plan provided for graduated bonus payments dependent on the percentage of the targeted goals achieved. Inasmuch as the targeted goals for fiscal 2000 were not fully achieved, no bonuses were paid under the plan.

       STOCK-RELATED COMPENSATION. The Compensation Committee believes that equity-based compensation ensures that the Company's executives have a continuing stake in the long-term success of the Company. Stock option awards contain vesting provisions that ensures the executives have a financial incentive to remain with the Company during the vesting period and beyond. In determining the size of option awards, the Committee looks at several measurements, including the value of options awarded to individuals in comparable position in peer group companies, individual and Company performance against plan, the number of shares and options currently held by the officer and the relative proportion of long-term incentives within the total compensation mix. An aggregate of 140,100 stock options were awarded to executives in March 2000, and 10,000 stock options were awarded in December 2000.

       COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus, and stock-incentive awards for the Chief Executive Officer.


                                         COMPENSATION COMMITTEE:
                                         Robert Horne, Chairman
                                         Mark Miller
                                         William A. Shenk

                              CERTAIN TRANSACTIONS

       Messrs. Dessler and Koval are partners in Aurora Road Realty Development Company, a partnership that leases the office and warehouse facility located in Solon, Ohio, to the Company. Messrs. Dessler and Koval own 40.0% and 6.0% interests, respectively, in such partnership. The Company made rent payments totaling $1,930,000 pursuant to the lease for fiscal 2000. Messrs. Dessler and Koval are also minority shareholders in entities that operate public warehouses in which the Company periodically leases space. The Company believes the payments under the leases are on terms no less favorable to the Company than could be obtained from unrelated parties.

       The Company's warehouse in South Plainfield, New Jersey is leased from a limited liability company in which Messrs. Dessler and Koval own approximately 34% and 10% membership interest, respectively. Neither Mr. Dessler or Mr. Koval is involved in the management of the lessor and the Company believes the terms are no less favorable than could be obtained from unrelated parties.

       The Company made loans to executives and other individuals in December 1996 to provide for payment of tax obligations arising from the issuance of Common Shares to such individuals at the time of the Company's IPO. The balances as of February 3, 2001 were $1,067,071, $752,285 and $70,152 to Mr. Dessler, Mr.
Koval and Ms. Atkinson, respectively. Such loans are to be repaid on the earlier of five years from the effective date of the loan or thirty (30) days following the officer's voluntary termination of employment. The loans are subject to prepayment in the event of the individual's sale of Common Shares, but only to the extent of net sale proceeds. The loans bear interest at the applicable federal rate.

       Christmas Tree Shops, Inc., a New England-based retailer of which Mr. Bilezikian is President and founder, is a customer of the Company's wholesale division. The dollar amount of purchases by the Christmas Tree Shops is not "material" (as defined in SEC Regulation S-K, Item 404(b)) to either the Company or Christmas Tree Shops.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

       Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq U.S. Composite Index and the Nasdaq Retail Trade Stock Index from the date of the Company's IPO in November 1996 through January 2001.

       The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into and filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

--------------------------------------------------------------------------------
                     COMPARISON OF CUMULATIVE TOTAL RETURNS
            Mazel Stores, Inc., Nasdaq Retail Trade Stock Index and
                          Nasdaq U.S. Composite Index
--------------------------------------------------------------------------------

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                 From November 29, 1996 through January 31, 2001
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                          11/29/96        1/31/97          1/31/98          1/31/99          1/31/00           1/31/01
---------------------------------------------------------------------------------------------------------------------------
Mazel Stores, Inc.        $100.00         $164.06          $ 86.72          $ 95.31          $ 56.64            $15.63
---------------------------------------------------------------------------------------------------------------------------
Nasdaq Retail             $100.00         $ 97.67          $113.92          $139.68          $113.61            $88.03
Trade Index
---------------------------------------------------------------------------------------------------------------------------
Nasdaq U.S.               $100.00         $107.01          $126.25          $197.62          $308.85           $216.65
Composite Index
---------------------------------------------------------------------------------------------------------------------------

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

       The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP as auditors for the fiscal year ending February 2, 2002. The Board of Directors requests the ratification of the appointment of KPMG LLP by the shareholders at the Annual Meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of KPMG LLP as auditors for fiscal 2001.

       Aggregate fees billed for the audit of the Company's annual financial statements and quarterly reviews of the financial statements in fiscal 2000 were $125,000.

       All non-audit aggregate fees billed for professional services rendered during fiscal year 2000, including fees relating to the audit of the Company's employee benefit plan, totaled $7,000. The Audit Committee has considered whether the provision of services for these fees is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected KPMG LLP's independence.

       KPMG LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended December 31, 1987. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                                  OTHER MATTERS

       The Board of Directors of the Company is not aware that any matters other than those listed in the Notice of Annual Meeting of Shareholders is to be presented for action at the meeting. If any of the Board's nominees are unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.


                             SHAREHOLDERS' PROPOSALS

       The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders is expected to be December 31, 2001.

                                OTHER INFORMATION

       The Company's fiscal 2000 Annual Report is being mailed to shareholders with this Notice of the Annual Meeting of Shareholders and Proxy Statement.



                                        MARC H.  MORGENSTERN
                                        Secretary


By Order of the Board of Directors
July 30, 2001

                                   APPENDIX A

                               MAZEL STORES, INC.
                             AUDIT COMMITTEE CHARTER
                             -----------------------

I.     PURPOSE

       The Audit Committee ("Committee") will assist the Board of Directors ("Board") in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations. Consistent with this function, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Company's policies, procedures and practices at all levels. In performing its duties, the Committee will maintain effective working relationships with the Board, management and the independent accountants. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company's business, operations and risks.

       The Committee's primary duties and responsibilities are to:

       - Serve as an independent and objective party to provide a degree of oversight over the Company's financial reporting process and systems of internal controls;

       - Review and appraise the audit efforts of the Company's independent accountants, whom are ultimately accountable to the Committee and the Board;

       - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board; and

       -      Ensure the independence of the Company's independent accountants.

       The Committee will primarily fill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

II.    COMPOSITION AND TERM

       The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement and have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

       For purposes of this Charter, the definition of independence includes the absence of any relationship with the Company that may interfere with the exercise of independence from management and the Company. In addition, the following restrictions apply to every Committee member:

              (a) A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Committee after three years following the termination of the relationship between the Company and the former parent or predecessor;

              (b) A director who has accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board services, benefits under a tax-qualified retirement plan or non-discretionary compensation may not serve on the Committee;

              (c) A director who has been a partner, controlling shareholder or executive officer of an organization that has a business relationship that involves payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the organization's or the Company's consolidated gross revenues for that year, or $200,000, whichever is greater, in any of the past three years may not serve on the Committee;

              "Business Relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Committee after three years following the termination of: (1) the relationship between the organization with which the director is affiliated and the Company,
       (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

              (d) A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Committee; and

              (e) A director who is an immediate family member of an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years after the termination of such employment relationship, subject to the Board's ability to override this restriction. Immediate family members include spouses, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who share such person's home.

       The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman of the Audit Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the Committee members. The Committee may appoint separate counsel or advisors as necessary.

III.   MEETINGS

       The Committee shall meet annually, or more frequently as circumstances dictate. The Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss matters that the Committee or each of these groups believes should be discussed privately.

       Minutes of each meeting are to be prepared and sent to Committee members and also the Board members who are not members of the Committee. The minutes, as finally approved shall be placed in the corporate minute books of the Company by the Secretary of the Company. Copies will be provided to the independent accountants.

       If the Committee deems it necessary, it may meet in executive sessions. Members of the Committee and the Committee's Secretary as appointed by the Chairman of the Committee, and only those advisors and members of management designated by a Committee member shall attend executive sessions.

IV.    AUTHORITY

       In addition to performing the responsibilities and duties as contained in
Section V of this Charter, the Committee may, or at the Board's request, investigate any financial and/or accounting activity of the Company. The Committee is empowered with Board authority to execute such investigations including the ability to retain third parties having special competence as necessary to assist the Committee in fulfilling its responsibilities.

V.     RESPONSIBILITIES AND DUTIES

       There are certain responsibilities and duties the Committee shall observe in fulfilling its obligation under the Charter. These responsibilities and duties are included here in summary form.

INTERNAL CONTROL

       (a) Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

       (b) Obtain reports on the extent to which auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

       (c) Inquire about whether internal control recommendations made by auditors and whether they have been implemented by management; and

       (d) Instruct the independent accountants to keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

FINANCIAL REPORTING

       General

       (a) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

       (b) Ask management and the auditors about significant risks and exposures and the plans to monitor, control and minimize such risks and exposures.

       Annual Financial Statements

       (a) Review the annual financial statements and determine whether they are complete and consistent with the information known to members of the Committee, and assess whether the financial statements reflect appropriate accounting principles;

       (b) Pay particular attention to complex and/or unusual transactions, i.e., restructuring charges and derivative disclosures;

       (c) Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies;

       (d) Meet with management and the independent accountants to review the financial statements and the results of the audit;

       (e) Request, where appropriate, an analysis by the independent accountants about significant financial reporting issues and judgments made in the preparation of the financial statements;

       (f) Consider management's handling of proposed audit adjustments identified by the independent accountants;

       (g) Review the Management Discussion & Analysis and other sections of the annual report before its release and consider whether the information is adequate and consistent with Committee members' knowledge about the Company and its operations; and

       (h) Instruct the independent accountants to communicate certain required matters to the Committee.

INTERIM FINANCIAL STATEMENTS

       (a) Review management's preparation and summarization of quarterly financial information, the extent to which the independent accountants review quarterly financial information, and whether the independent accountants' review is performed on a pre- or post-review basis;

       (b) Require independent accounts to review the financial information included in the Company's quarterly financial statements before the Company files its quarterly reports with the Securities and Exchange Commission ("SEC");

       (c) Meet with management and, if a pre-issuance review was completed, with the independent accountants, either telephonically or in person, to discuss the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee);

       (d) To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the independent accountants on whether:

            - Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

            - Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices;

            - Generally accepted accounting principles have been consistently applied;

            - There are any actual or proposed changes in accounting or financial reporting practices;

            - There are any significant or unusual events or transactions;

            - The Company's financial and operating controls are functioning effectively;

            - The Company has complied with the terms of loan agreements or security indentures; and

            - The interim financial statements contain adequate and appropriate disclosures.

       (e) Ensure that the independent accountants communicate required matters to the Committee.

COMPLIANCE WITH LAWS AND REGULATIONS

       (a) Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

       (b) Periodically obtain updates from management, counsel, and tax director regarding compliance of the Company and its affiliates and regarding legal matters that may have a material impact on financial statements;

       (c) Obtain reports from management, auditors and counsel concerning regulatory compliance matters and assurance that they have been considered in the preparation of the financial statements; and

       (d) Review the findings of any examinations by regulatory agencies.

AUDIT

       (a) Articulate the independent accountants' ultimate accountability to the Board and the Committee;

       (b) Review the independent accountants' proposed audit scope and approach;

       (c) Review and evaluate the performance of the independent accountants and recommend to the Board the appointment or discharge of the independent accountants;

       (d) Review and discuss the independence of the independent accountants, the nonaudit services provided and the auditors' disclosures concerning and assertion of their independence in accordance with professional or required governmental standards; and

       (e) Discuss matters identified in applicable standards regarding the conduct of the audit.

OTHER RESPONSIBILITIES

       (a) Review significant findings and recommendations made by the independent accountants and discuss them on a timely basis;

       (b) Review annual engagement proposal for retention of the independent accountants and make recommendations to the Board concerning their fees;

       (c) Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

       (d) Review the policies and procedures in effect for considering officers' expenses and perquisites;

       (e) If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

       (f) Perform other oversight functions as requested by the Board;

       (g) Annually review and (if appropriate) update the Charter, subject to Board approval of changes;

       (h) Review with management and the independent accountants new opinions and releases from the Financial Accounting Standards Board ("FASB") and SEC, together with prospective new accounting rules and policies to the extent applicable to the Company;

       (i) Apprise the Board of significant developments in the course of performing the above duties through minutes and special presentations as necessary;

       (j) Ensure the independence of the independent accountants;

       (k) Recommend any changes in the duties of the Committee to the Board;
and

       (l) The Committee and the Board have the ultimate authority and responsibility to recommend the retention or replacement of the independent accountants and provide a written summary of the basis for replacement recommendations to the Board.

REPORTING RESPONSIBILITIES

       (a) Regularly update the Board about Committee activities and make appropriate recommendations;

       (b) Review for inclusion in the proxy statements the disclosures about the audit committee and functioning required under applicable SEC rules.

ETHICS COMPLIANCE

       (a) Review the Company's Policies and Procedures which include ethical conduct and the Company's system to enforce these policies and procedures; and

       (b) Ensure that management has the proper review system to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

                                      PROXY

                               Mazel Stores, Inc.
                         Annual Meeting of Shareholders
                                September 5, 2001


       The undersigned shareholder of MAZEL STORES, INC. (the "Company") hereby appoints Marc H. Morgenstern, with full power of substitution and revocation, as Proxy to represent and vote all the Common Shares of the Company held of record by the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof with all of the powers the undersigned would possess if present, as specified on the reverse side.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED ON THE REVERSE SIDE UNLESS SPECIFIED TO THE CONTRARY. THE PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

       The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated July 30, 2001 for the Annual Meeting of Shareholders.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                         Please sign, date and mail your
                      proxy card back as soon as possible!

                         ANNUAL MEETING OF SHAREHOLDERS
                               MAZEL STORES, INC.
                                SEPTEMBER 5, 2001

                 Please Detach and Mail in the Envelope Provided

[ X ] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


                                                               For       Withhold
Item 1.         Election of directors                         [   ]        [   ]

Nominees:       Charles Bilezikian        Brady Churches               Robert Horne

WITHHELD FOR:   (Write that nominee's name in the space provided below)

---------------------------------


                                                                        For      Against     Abstain

Item 2.    Approval of the appointment of KPMG LLP                      [  ]       [  ]        [  ]
           as auditors for the fiscal year ending February 2, 2002

Item 3. Upon such other business as may be properly come before said meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR the nominees and FOR proposal 2.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    CHANGE OF ADDRESS, COMMENTS AT LEFT         [  ]

                                    I PLAN TO ATTEND THE MEETING                [  ]

                                    I DO NOT PLAN TO ATTEND THE MEETING         [  ]


SIGNATURE(S)____________________________________ DATE__________, 2001


NOTE: Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.